RESTATED AND AMENDED
                              EMPLOYMENT AGREEMENT


            This Employment Agreement ("Agreement") by and between COMPU-DAWN, INC., a Delaware corporation ("Company"), and MARK HONIGSFELD ("Executive") is made and entered into in Long Beach, New York on March 4, 1997 and effective as of this the 1st day of October, 1996 ("Effective Date").

                                    RECITALS


         WHEREAS, on August 1, 1996, Executive became Chairman of the Board of Directors of the Company;

         WHEREAS, commencing October 1, 1996, Executive agreed to devote his time to the affairs of the Company as a consultant;

         WHEREAS, it was the intent of the parties that the Company enter into a three (3) year Consulting Agreement with the Executive commencing as of the effective date of a contemplated initial public offering of the Company's securities (the "IPO") which would provide, inter alia, that Executive would be paid a signing bonus in an amount equal to the economic value of all compensation (based upon an annualized amount of $250,000), bonuses and benefits that would have been due to the Executive if he were employed as of October 1, 1996 (the "Consulting Agreement");

         WHEREAS, the Company recognizes the outstanding contributions of the Executive to date and wishes to enter into an Employment Agreement with the Executive effective as of October 1, 1996 in lieu of the Consulting Agreement on terms substantially identical to the Consulting Agreement;

         WHEREAS, the parties have agreed to defer compensation to the Executive hereunder until the earlier of: (i) the closing date of the IPO, or (ii) December 15, 1997 (the "Deferred Compensation");

         WHEREAS the Deferred Compensation shall be due and payable to the Executive on the closing date of the IPO;

         WHEREAS in the event that the IPO does not occur on or before December 15, 1997 then (i) the Deferred Compensation shall be paid by a promissory note with interest at the rate of 10% per annum over ten (10) years in lieu of a cash payment; and (ii) the Company may at its option, cancel the Executive's unexercised stock options; and (iii) terminate this Employment Agreement without further recourse to the Executive provided that the Company repurchase all shares of Common Stock owned by the Executive at his cost, payable over ten
(10)) years with interest at the rate of ten (10%) percent per annum.

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         NOW, THEREFORE it is agreed by and between the parties:

         1.1 Retention. The Company hereby retains the Executive as the Chairman of the Board, and Chief Executive Officer of the Company for and during the term hereof. The Executive hereby accepts employment under the terms and conditions set forth in this Agreement.

         1.2 Duties of Executive. The Executive shall perform in the capacity described in Section 1.1 hereof and shall have such duties, responsibilities, and authorities as are designated for such offices pursuant to the Bylaws, as amended, of the Company, and as may be reasonably assigned to him from time to time by the Board of Directors of the Company; provided, however, the Executive shall, during the term hereof, continuously have and retain such duties, responsibilities, and authorities at least as significant in scope and substance as the duties, responsibilities, and authorities required of the Executive's offices and position with the Company as of the effective date. The Executive agrees to devote his full time during normal business hours, best efforts, abilities, knowledge and experience to the faithful performance of the duties, responsibilities, and authorities which may be reasonably assigned to him and which are consistent with his executive offices under Section 1.1 of this Agreement. Notwithstanding the preceding, the Executive may, without being in violation of his obligations hereunder, (i) serve on corporate, civic or charitable boards or committees which are not engaged in business in the computer software industry; provided, however, the Executive may serve as an officer or director of a trade or business association related to the computer software industry; (ii) invest the Executive's personal assets in such form or manner as will not require any material services by the Executive in the operation of the entities in which such investments are made, and (iii) devote up to ten (10) percent of his business time and attention to business activities not competitive with the Company provided the Executive shall use his best efforts to pursue such activities in such a manner so that such activities shall not prevent the Executive from fulfilling his obligations to the Company hereunder, and provided further, the Executive shall resolve any conflict between his obligations to the Company and his obligations to any other entity in which the Executive has a financial interest in favor of the Company.

         1.3 Term. This Agreement shall become effective as of the Effective Date and shall continue in force and effect until September 30, 1999, unless sooner terminated as provided in Section 1.6 hereof or renewed or extended either (i) by written agreement between the Company and the Executive pursuant to terms and conditions mutually acceptable to each, or (ii) in accordance with the following sentence of this Section. Notwithstanding the preceding, as of September 30 each year, the term of this Agreement shall be automatically extended one (1) additional year so that the unexpired term of this Agreement as of October 1 each year shall always be three (3) years unless on or before July 1 of any year either party notifies the other in writing that such party does not desire to so extend the term of this Agreement in which event this Agreement shall continue in force and effect until the expiration of the unexpired term of this Agreement, unless sooner terminated as provided in Section 1.6 hereof or renewed or extended by written agreement between the Company and the Executive pursuant to terms and conditions mutually acceptable to each.

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         1.4  Compensation.  The  Company  shall  pay  the  Executive,  as  full compensation for services rendered by the Executive under the Agreement, as follows:

         (a) Base Salary. The Company shall pay the Executive a base salary of TWO HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) per year, or such higher salary as may be determined from time to time during the term hereof either in accordance with the provisions of
         Section 1.4(b) hereof or by the Board of Directors in its sole discretion, prorated for any partial period of employment ("Salary"). Such Salary shall be paid by the Company to the Executive in twenty-six
         (26) equal bi-weekly installments in accordance with the regular payroll payment dates of the Company or in such installments and on such days during the month as the Company and the Executive shall mutually determine. The Company's compensation of the Executive by payments of the Salary pursuant to Section 1.4(a) shall not be deemed exclusive and shall not prevent the Executive from participating in any other compensation or benefit plan of the Company, nor shall such compensation in any way limit or reduce any other obligation of the Company hereunder; and, except to the extent specifically set forth herein, no other compensation, benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay the Salary to the Executive during the term of this Agreement.

          (b) Annual Bonus Based on Pre-Tax Taxable Income. In addition to the Salary set forth in Section 1.4(a) hereof, the Executive shall receive a bonus each year during the term of this Agreement in an amount equal to a varied percentage of the pre-tax consolidated taxable income of the Company and its subsidiaries for the preceding taxable year ended December 31 (or such other fiscal year as the Company may adopt in the future), commencing with the taxable year ending December 1, 1997 as determined by the Company's independent accountant in accordance with generally accepted accounting principles (except as hereinafter set forth) prorated for any partial period of employment ("Earnings Annual Bonus"). Notwithstanding the preceding, for purposes of this Agreement the pre-tax consolidated taxable income of the Company and its subsidiaries for any given year shall be determined without taking into consideration (i) the Earnings Annual Bonus to be paid to the Executive or other executive officers of the Company for that year or; (ii) any losses incurred by the Company and its subsidiaries on start up ventures during the first twelve months of such venture; or (iii) one-time non-recurring charges as the result of including, but not limited to divestitures, acquisitions, consolidations, restructuring and changes in accounting ("EBITANC"). The Earnings Annual Bonus payable to the Executive shall be the amount determined by multiplying the EBITANC of the Company as determined above by the applicable percentage based upon EBITANC of the Company as set forth in the table below, prorated for any partial period of employment:

         EBITANC                                         Earnings Annual Bonus

         Less than $250,000                              None


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         $250,000 or more but                         5% of EBITANC of the
         less than $500,000                           Company
         $500,000 or more but                         6% of the EBITANC of the
         less than $1,000,000                         Company

         $1,000,000 or more but                       7.5% of the EBITANC of the
         less than $1,500,000                         Company

         $1,500,000 or more                           10% of the EBITANC of the
                                                      Company

For example, if the Executive worked a full twelve months during the employment year and the EBITANC of the Company for the preceding year ended December 31 was either: $100,000, $300,000, $800,000 or $1,200,000, then the Earnings Annual
Bonus due the Executive would be $0, $15,000  ($300,000 x 5%), $43,000 ($800,000
x  6%),   $90,000   ($1,200,000  x  7.5%)  and  $1,0,000   ($1,500,000  x  10%),
respectively. Such Earnings Annual Bonus, or the balance thereof in the event the Executive elects to receive a portion of such bonus quarterly as hereinafter set forth, shall be paid to the Executive within ninety (90) days after the end of the taxable year of the Company for which the Executive is entitled to receive the Earnings Annual Bonus.

         Notwithstanding the preceding, the Earnings Annual Bonus shall be estimated and determined quarterly by the Company within forty-five (45) days after the end of each fiscal quarter of the Company ("Estimated Quarterly Earnings Bonus"). The Company shall notify the Executive ("Bonus Notice") of the Estimated Quarterly Earnings Bonus due the Executive. The Executive shall have the option exercisable for a period of thirty (30) days after receiving the Bonus Notice to demand and receive up to fifty percent (50%) of such Estimated Quarterly Earnings Bonus ("Advance Earnings Bonus Payment"). If the Executive elects to receive the Advance Earnings Bonus Payment, such amount shall be paid concurrently with the next regularly scheduled payroll. In the event that the sum of the Advance Earnings Bonus Payments paid to the Executive exceeds the Annual Earnings Bonus due the Executive as for the Company's fiscal year, the Executive shall repay such excess to the Company within ninety (90) days after the Company's audited financial results are made available by the Company's auditors.

         (c) Annual Bonus Based On Net Sales. In addition to the Minimum Annual Earnings Bonus set forth in Section 1.4(c) hereof, the Executive shall receive a bonus each year during the term of this Agreement in an amount equal to varying percentages of the "net sales" of the Company and its subsidiaries for the preceding taxable year ended December 31 (or such other fiscal year as the Company may adopt in the future), commencing with the taxable year ending December 31, 1997 as determined by the Company's independent accountant in accordance with generally accepted accounting principles (except as hereinafter set forth) prorated for any partial period of employment ("Net Sales Annual Bonus"). The Net Sales Annual Bonus payable to the Executive shall be the amount determined by multiplying the

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         Executive's  base  salary  of  the  Company  and  its  subsidiaries  as determined above by the applicable percentage based upon the "net sales" of the Company and its subsidiaries as set forth in the table below, prorated for any partial period of employment, provided however that the threshold bonus levels below shall increase by $1,000,000 in the year next succeeding a year when a Net Sales Annual Bonus is earned:

         Net Sales                                   Net Sales Annual Bonus

         Less than $3,750,000                        None

         $3,750,000 or more but                      7 1/2% of base salary
         less than $4,500,000

         $4,500,000 or more but                      10% of base salary
         less than $5,250,000

         $5,250,000 or more but                      15% of base salary
         less than $6,000,000

         $6,000,000 or more                          20% of base salary

         For example, if the Executive worked a full twelve months during the employment year and the "net sales" of the Company and its subsidiaries for the preceding year ended December 31 was either: $3,000,000, $4,000,000, $5,000,000 $5,500,000 & $6,000,000, then the Net Sales Annual Bonus due the Executive would be $0, $9,375($125,000 x 7.5%), $12,500($125,000 x 10%), $18,750 ($125,000 x
15%) and $25,000 ($125,000 x 20%), respectively. Such Net Sales Annual Bonus shall be paid to the Executive within thirty (30) days after the Company's audited financial statements are made available by the Company's auditors.

For purposes of this Agreement, the term "Net Sales" shall mean the gross sales of the Company and its subsidiaries for the fiscal year ended December 31 less the sum of any returns and allowances for such taxable year and any sales taxes included in the gross sales of the Company and its subsidiaries for such taxable year.

         (d) Discretionary Bonus Compensation. In addition to the Earnings Annual Bonus set forth in Section 1.4(b) hereof, and Net Sales Annual Bonus set forth in Section 1.4(c) hereof, the Company may also pay the Executive discretionary annual bonus compensation ("Discretionary Bonus Compensation") in an amount determined by the Board of Directors of the Company in its sole discretion to be proper and appropriate based upon such factors as the Board of Directors deems appropriate including (i) the Executive's contributions to the success of the business operations and the pre-tax profits of the Company and its subsidiaries, as determined in accordance with generally accepted accounting principles,
         (ii) the consolidated revenues of the Company and its subsidiaries for the taxable year, and (iii)

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         the general overall performance of the Company and its subsidiaries for the taxable year. Such Discretionary Bonus Compensation shall be paid by the Company to the Executive in the manner set forth in the resolution of the Board of Directors of the Company authorizing and declaring the payment of such Discretionary Bonus Compensation to the Executive ("Discretionary Bonus Resolution"). Notwithstanding anything herein to the contrary, the Executive shall not be entitled to any Discretionary Bonus Compensation for any Employment Year during the term of this Agreement unless and until such Discretionary Bonus Compensation is determined and declared by the Board of Directors of the Company.

         1.5 Employment Benefits. In addition to the Salary, the Earnings Annual Bonus, Net Sales Annual Bonus and any Discretionary Bonus Compensation payable to the Executive hereunder, the Executive shall be entitled to the following benefits upon satisfaction by the Executive of the eligibility requirements therefor, subject to the following limitations:

         (a) Sick Leave Benefits and Disability Insurance. Unless this Agreement is terminated pursuant to the provisions of Section 1.6(b) hereof, the Executive shall be paid sick leave benefits for a period of up to six
         (6) months at his then prevailing Salary rate during his absence due to illness or other incapacity, reduced by the amount, if any, of worker's compensation, social security entitlement, or disability benefits, if any, under the Company's group disability insurance plan, if any.

         (b) Life Insurance"Key Man" Life Insurance. The Company, at its own expense, shall provide the Executive, subject to the Executive passing any physical examination required by the Company's insurance company, life insurance benefits under and consistent with any group term life insurance plan which the Company, at its election, may adopt. Any such life insurance coverage shall be upon terms and conditions comparable to the coverage, if any, provided other executive officers of the Company, and provided further, however, that the Company shall not be obligated to incur a premium of more than $5,000 per year for any such change. In addition, the Company may obtain "key man" life insurance upon the life of the Executive in an amount determined by the Company in its sole discretion. The Executive shall fully cooperate in obtaining said life insurance, including submitting to any physical examination.

         (c) Hospitalization, Accident, Major Medical and Dental Insurance. The Company, at its own expense, shall provide the Executive (and all dependents of the Executive at the request of the Executive) with group hospitalization, group accident, major medical, and dental insurance in amounts of coverage comparable to the coverage, if any, provided other executive officers of the Company.

         (d) Vacations. The Executive shall be entitled to a reasonable paid vacation of not less that fifteen (15) business days each year during the term of this Agreement, exclusive of national and religious holidays and weekends, which vacation shall be taken by the Executive in accordance with the business requirements of the Company at the time and its personnel

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         policies then in effect  relative to this subject.  The Executive shall also be entitled to all paid holidays given by the Company to its executive employees.

         (e) Working Facilities. During the term of this Agreement, the Company shall provide at its expense, adequate office space, furniture, equipment, supplies, and personnel (including professional, clerical, support and other personnel) as shall be suitable in the opinion of the Board of Directors of the Company to the Executive's position and adequate for the Executive's use in performing his duties and responsibilities under this Agreement.

         (f) Automobile Allowance. During the term of this Agreement, the Company in its discretion shall provide the Executive with a monthly automobile allowance of ONE THOUSAND AND NO/lOO DOLLARS ($1,000.00) In addition, during the term of this Agreement, the Company shall reimburse the Executive for the cost of automobile insurance, gasoline and maintenance expenses incurred by the Executive in connection with such automobile on a monthly basis within ten (10) business days after receiving an itemized invoice for such expenses along with such supporting documentation as is required by the Company in accordance with its policy and procedure for reimbursement of expenses. Any allowance due the Executive pursuant to the preceding provisions of this paragraph shall be paid by the Company concurrently with payroll in twenty-six payments of $461.54 per month.

         (g) Minimum Incentive Stock Options. With respect to each of the Company's fiscal years ending during the term of this Agreement, the Company shall grant the Executive incentive stock options effective as of December 31 of that year, to the extent permissible under incentive stock option plans maintained by the Company, to purchase 5,000 shares of common stock of the Company for each full $100,000 of the EBITANC of the Company and its subsidiaries for such fiscal year as determined by the Company's independent accountant in accordance with generally accepted accounting principles. The number of shares of common stock covered by the incentive stock options to be granted to the Executive pursuant to this paragraph, and the exercise price per share thereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the common stock) or any other increase or decrease in the number of shares affected without receipt of consideration by the Company. Notwithstanding the preceding, nothing contained herein shall preclude the Board of Directors of the Company from terminating one or more incentive stock option plans currently or hereafter maintained by the Company or issuing additional incentive stock options to the Executive in its discretion.

         (h) Other Employment Benefits. As an employee of the Company, the Executive shall participate in and receive such other fringe benefits as may be in effect from time to time for employees of the Company, whether or not specifically enumerated herein and whether or not through any written plan or arrangement, upon satisfaction by the Executive of the eligibility requirements therefor. Any such benefits shall be upon terms and conditions

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         comparable to the benefits, if any, provided other executive officers of the Company.


         1.6 Termination. This Agreement and the Executive's employment hereunder may be terminated without any breach of this Agreement at any time during the term hereof only by reason of and in accordance with the following provisions:

         (a) Death. If the Executive dies during the term of this Agreement and while in the employ of the Company, this Agreement shall automatically terminate as of the date of the Executive's death, and the Company shall have no further liability hereunder to the Executive or his estate except to the extent set forth in Section 1.7(a) hereof.

         (b) Disability. If, during the term of this Agreement, the Executive shall be prevented from performing his duties hereunder by reason of becoming totally disabled as hereinafter defined for twelve (12) months out of a twenty-four (24) month period, then the Company may terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive except as set forth in
         Section 1.7(b) hereof. For purposes of this Agreement, the Executive shall be deemed to have become disabled when (i) he either receives "disability benefits" under (a) Social Security, or (b) the Company's disability plan, if any (whether funded with insurance or self-funded by the Company), or (ii) the Board of Directors of the Company, upon the written report of a qualified physician (after complete examination of the Executive) designated by the Board of Directors of the Company or its insurers, shall have determined that the Executive has become physically and/or mentally incapable of performing his duties under this Agreement.

         (c) Termination by the Company for Cause. Prior to the expiration of the term of this Agreement, the Company may discharge the Executive for cause and terminate this Agreement immediately upon written notice to the Executive without any further liability hereunder to the Executive or his estate, except to the extent set forth in Section 1.7(c) hereof. For purposes of this Agreement, a "discharge for cause" shall mean termination of the Executive upon written notice to the Executive limited, however, to one or more of the following reasons:

                   (1) Misappropriation or embezzlement by the Executive in connection with the Company as detemined by the affirmative unanimous vote of the Board of Directors of the Company other than the Executive;

                  (2) Gross mismanagement or gross neglect of the Executive's duties as determined by the affirmative unanimous vote of the Board of Directors of the Company other than the Executive after notice to the Executive of the particular details thereof and a period of thirty (30) days thereafter within which to cure such act or acts of gross mismanagement or gross neglect, and the failure of the Executive to cure such act or acts within such thirty (30) day period;

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                  (3)  Indictment for a felony; or

                  (4) Willful and unauthorized disclosure of Trade Secrets (as defined in Section 1.8 hereof) of the Company as determined by the affirmative unanimous vote of the Board of Directors of the Company other than the Executive.

         (d) Termination by the Company with Notice. The Company may terminate this Agreement, for a reason other than as set forth in subparagraphs
         (a), (b), (c) or (g) of this Section 1.6 at any time immediately upon written notice to the Executive without any further liability hereunder to the Executive except to the extent set forth in Section 1.7(d) hereof.

         (e) Termination by the Executive with Notice. The Executive may terminate this Agreement without liability to the Company arising solely from the resignation of the Executive at any time upon thirty
         (30) days written notice to the Company in which event the Company shall have no further liability hereunder to the Executive except to the extent set forth in Section 1.7(e) hereof.

         (f) Termination by the Executive for Good Reason. The Executive may terminate this Agreement at any time for Good Reason (as hereinafter defined) in which event the Company shall have no further liability hereunder to the Executive except to the extent set forth in Section 1.7(f) hereof. For purposes of this Agreement, the term "Good Reason" shall mean, without the Executive's express written consent, the occurrence of any the following circumstances (which changes shall constitute a "Change"):

                  (1) The assignment to the Executive of any duties inconsistent in any material respect (unless in the nature of a promotion) with the Executive's position in the Company immediately prior to such Change (including, but not limited to, the Executive's status, offices and titles), or a significant adverse alteration or diminution in the nature or status of the Executive's authority, duties or responsibilities from those in effect immediately prior to such Change, other than an isolated, insubstantial and inadvertent action that is fully corrected within five (5) days after receipt of written notice from the Executive;

                  (2) Any failure by the Company to comply with any of the provisions of Section 1.4 or 1.5 of this Agreement, other than an isolated, insubstantial and inadvertent action that is fully corrected within five (5) days after receipt of written notice from the Executive;

                  (3) The Company's requiring the Executive to be based anywhere other than at the Company's executive office, except for travel reasonably required of the Executive in the performance of the Executive's duties on behalf of the Company to an extent substantially consistent with the Executive's present business travel obligations;

                  (4) The failure of the Company to obtain an agreement, satisfactory to the Executive, from any and all successors to assume and agree to perform this Agreement, as contemplated in
                  Section 1.9 hereof; or

                  (5) Any failure by the Company to comply with any material provision of this Agreement that has not been cured within ten
                  (10) days after notice of such noncompliance has been given by the Executive to the Company.

During a period of three (3) months immediately following any such termination of this Agreement by the Executive, the Executive agrees to provide such consulting services to the Company as it may reasonably request, at such time or times within such period as may be mutually agreed upon between the Company and the Executive. The Executive shall be compensated for any such consulting services at a daily rate equal to one thirtieth (1/30) of the monthly Salary paid to the Executive at the time of the Executive's resignation from the Company, plus reimbursement for any reasonable out-of-pocket expenses incurred by the Executive in rendering such consulting services .

         (g) Termination upon Change in Control. The Company may terminate this Agreement at any time within twelve (12) months after a Change in Control (as hereinafter defined) immediately upon written notice to the Executive without any further liability hereunder to the Executive except to the extent set forth in Section 1.7(g) hereof. In the event this Agreement is terminated by the Company within twelve (12) months after the occurrence of a Change of Control, the provisions of this Section shall supersede the provisions of Sections 1.6(d) hereof, the provisions of Section 1.6(d) shall not be available to the Company and the payments due the Executive hereunder shall be determined in accordance with the provisions of Section 1.7(g) hereof and the provisions of Section 1.7(d) shall not be available. For purposes of this Agreement, the terms "Change of Control" shall mean:

                  (1) The  transfer,  through  one  transaction  or a series  of related transactions, either directly or indirectly, or through one or more intermediaries, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, or the last of any series of transfers that results in the transfer of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors;

                  (2) Approval by the shareholders of the Company of a merger or consolidation, with respect to which persons who were the shareholders of the Company immediately  prior to such  merger  or  consolidation  do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company;

                  (3) The transfer, through one transaction or a series of related transactions, of more than 50% of the assets of the Company, or the last of any series of transfers that results in the transfer of more than 50~ of the assets of the Company. For purposes of this paragraph, the determination of what constitutes more than 50% of the assets of the Company shall be determined based on the most recent financial statement prepared by the Company's independent accountants; or

                  (4) During any calendar year, individuals who at the beginning of such year constituted the Board of the Company and any new director or directors whose election by the Board was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of the year or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof provided, however, that this provision will not be triggered in the event the Executive votes or causes other stockholders to vote their shares to cause said change to the directorship of the Company.

         (h) Termination By the Executive without Notice. The Executive may terminate this Agreement without liability to the Company (except to the extent set forth in Section 1.7(b) hereof arising solely from the resignation of the Executive at any time without notice to the Company in which event the Company shall have no further liability hereunder to the Executive except to the extent set forth in Section 1.7(h) hereof.

         1.7  Compensation upon Termination.

         (a) Death. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section l.6(a) hereof due to the death of the Executive, the Company shall have no further obligation to the Executive or his estate, except to pay to the Executive's spouse, or if he leaves no spouse, to the estate of the Executive (provided, however, that the Executive, with the written consent of the Executive's spouse, if any, may affirmatively designate a beneficiary other than his spouse or estate): (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits, which have accrued as of the date of death, but were then unpaid or unused, (ii) any accrued, but unpaid, Earnings Annual Bonus and Net Sales Annual Bonus any declared, but unpaid, Discretionary Bonus Compensation, but without accelerating the bonus payment date, (ii) accrued stock options pursuant to paragraph 1.5(g) and (iv) an amount equal to the difference between (a) the full monthly Salary payable hereunder as of the date of death of the Executive for a period consisting of that number of months equal to one (1) month multiplied by the number of full years that the Executive was an employee of the

Company or a subsidiary or a predecessor in interest thereof, and (b) the monthly payment, if any, payable to the Executive under the Company's salary continuation plan, if any, for the corresponding month during the period set forth in clause (iii)(a) above. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the death of the Executive, and any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Annual Bonus shall be paid to the Executive within thirty (30) days after the audited financial statements for the fiscal year is made available by the Company's auditors for which such Annual Bonus is due, and any amount due the Executive under clause (iii) of this paragraph shall be paid in accordance with the Company's regular payroll periods during the period set forth in said clause (iii). For purposes of this provision "Salary" shall include any amounts due under Section 1.5(f) hereof.

         (b) Disability. In the event the Executive's employment hereunder is terminated pursuant to the provisions of Section 1.6(b) hereof due to the
Disability of the Executive, the Company shall be relieved of all of its obligations under this Agreement, except to pay the Executive (i) any accrued, but unpaid Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date on which such permanent disability is determined, but then remain unpaid, (ii) any accrued, but un~aid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation but without accelerating the bonus payment date, and (iii) an amount equal to the difference between (a) the full monthly Salary payable hereunder as of the date of termination of the Executive's employment hereunder for a period consisting of that number of months equal to one (1) month multiplied by the number of full years that the Executive was an employee of the Company or a subsidiary or predecessor in interest thereof, and subject to a minimum of six (6) months (b) the monthly payment, if any, payable to the Executive under the Company's salary continuation plan and/or disability plan, if any, for the corresponding month during the period set forth in clause (iii)(a) above. The provisions of the preceding sentence shall not affect the Executive's rights to receive payments under the Company's disability insurance plan, if any. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Earnings Annual Bonus or Net Sales Annual Bonus shall be paid to the Executive within thirty (30) days after the issuance of the Company's fiscal year audited financial results for which such Earnings Annual Bonus is due, and any amount due the Executive under clause (iii) of this paragraph shall be paid in accordance with the Company's regular payroll periods during the period set forth in clause (iii) For purposes of this provision "salary" shall include any amounts due under Section l.,(f) hereof.

         (c) Cause. In the event the Executive's employment hereunder is terminated by the Company for cause pursuant to the provisions of Section 1.6(c) hereof, the Company shall have no further obligation to the Executive under this Agreement except to pay the Executive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits, which have accrued as of the date of termination of this Agreement, but were then unpaid or unused, and (ii) any accrued, but unpaid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation, but without accelerating the bonus payment date. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause
(ii) of this Paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Earnings Annual Bonus or Net Sales Annual Bonus shall be paid to the Executive within thirty (30) days after the end of the Company's taxable year for which such Earnings or Net Sales Annual Bonus is due.

         (d) Termination by the Company with Notice. In the event the Executive's employment hereunder is terminated by the Company pursuant to the provisions of Section 1.6(d) hereof, the Executive shall be entitled to receive
(i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Earnings Annual Bonus or Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation, and (iii) the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of section 1.6(d) hereof. Any amount due the Executive under clauses (i), (ii) and (iii) of this paragraph (other than for any Earnings Annual Bonus and Net Sales Annual Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment thereunder; provided, however, that any unpaid Earnings Annual Bonus and Net Sales Annual Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's taxable year for which such Earnings Annual Bonus or Net Sales Annual Bonus is due. In addition, in the event this Agreement is terminated by the Company pursuant to the provisions of Section 1.6(d) hereof, the Company at its expense shall continue to provide the Executive with the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of
Section 1.6(d) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's then current employer.

         (e) Termination by the Executive with Notice. In the event the Executive's employment hereunder is terminated by the Executive pursuant to the provisions of Section 1.6(e) hereof, the Executive shall be entitled to receive
(1) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of this Agreement, but were then unpaid or unused, and (ii) any accrued, but unpaid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Earnings Annual Bonus and Net Sales Annual Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's taxable year for which such Earnings and Net Sales Annual Bonus is due. In addition, the Company may, at its option, cancel the Executive's unexercised stock options and terminate Executive's unexercised stock options; (ii) repurchase all shares of common stock owned by Executive, at his cost, payable over ten (10) years; (iii) require the repayment in cash within thirty (30) days after termination of Executive's employment, any "signing bonus" paid to Executive.

         (f)  Termination by the Executive for Good Reason.

                  (1) Prior to Change of Control. In the event this Agreement is terminated by the Executive pursuant to the provisions of
                  Section 1.6(f) hereof prior to the occurrence of a Change of Control, the Executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Earnings Annual Bonus, and Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation, and (iii) the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant of the provisions of Section 1.6(f) hereof. Any amount due the Executive under clauses (i), (ii) and (iii) of this paragraph (other than for any Earnings Annual Bonus and Net Sales Annual Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder; provided, however, that any unpaid Earnings Annual Bonus or Net Sales Annual Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's taxable year for which such Minimum Annual Bonus is due. In addition, in the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof prior to the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in Section 1.5(b), 1.5(c) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(f) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executives then current employer. In addition, in the event this
                  Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f), the Company at its expense shall purchase the automobile provided to the Executive pursuant to Section 1.5(f) by paying the total lease payments and the residual value then due in order to acquire title and transfer title on said automobile to Executive within ninety (90) days after the termination of the Executive's employment thereunder.

                  (2) After Change of Control. In the event this Agreement is terminated by the Executive pursuant to the provisions of
                  Section 1.6(f) hereof after the occurrence of a Change of Control, the executive shall be entitled to receive (i) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation, and (iii) an amount equal to the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(f) hereof. Any amount due the Executive under clauses (i), (ii) and (iii) of this paragraph (other than for any Earnings or Net Sales Annual Bonus) shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder; provided, however, than any unpaid Earnings Annual Bonus and Net Sales Annual Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's taxable year for which such Earnings or Net Sales Annual Bonus is due. In addition, in the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f) hereof after the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in Section 1.5(b), 1.5(c), 1.5 (f) and 1.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(f) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and 1.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's current employer. In addition, in the event this Agreement is terminated by the Executive pursuant to the provisions of Section 1.6(f), the Company at its expense shall purchase the automobile provided to the Executive pursuant to
                  Section 1.5(f) by paying the total lease payments and residual value than due in order to acquire title and transfer title on said automobile to Executive within ninety (90) days after the termination of the Executive's employment thereunder.

         (g) Termination by the Company After Change of Control. In the event this Agreement is terminated by the Company pursuant to the provisions of Section 1.6(g) hereof after the occurrence of a Change of Control, the Executive shall be entitled to receive (i) any accrued, but unpaid,

Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of the Agreement, but were then unpaid or unused, (ii) any accrued, but unpaid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation, and (iii) an amount equal to the full monthly Salary payable hereunder for the unexpired term of the Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section l.6(g) hereof. Any amount due the Executive under clauses (i) and (ii) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause (iii) of this paragraph shall be paid in a lump sum in cash within ninety (90) days after the termination of the Executive's employment hereunder. In addition, in the event this Agreement is terminated by the Company pursuant to the provisions of Section 1.6(g) hereof after the occurrence of a Change of Control, the Company at its expense shall continue to provide the Executive with the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and l5.5(h) above for the unexpired term of this Agreement whether or not the Executive has sought or obtained employment elsewhere after the termination of the Executive's employment pursuant to the provisions of Section 1.6(g) hereof; provided, however, if the Executive obtains employment elsewhere during the aforesaid period, then the Company shall continue to provide the benefits set forth in Sections 1.5(b), 1.5(c), 1.5(f) and l.5(h) hereof only to the extent the Executive does not receive such benefits in their entirety from the Executive's then current employer.

         (h) Termination by the Executive without Notice. In the event the Executive's employment hereunder is terminated by the Executive pursuant to the provisions of Section 1.6(h) hereof, the Executive shall be entitled to receive
(1) any accrued, but unpaid, Salary, any authorized but unreimbursed business expenses, and any vacation or sick leave benefits which have accrued as of the date of termination of this Agreement, but were then unpaid or unused, and (ii) any accrued, but unpaid, Earnings Annual Bonus, Net Sales Annual Bonus and any declared, but unpaid, Discretionary Bonus Compensation. Any amount due the Executive under clause (i) of this paragraph shall be paid in a lump sum in cash within thirty (30) days after the termination of the Executive's employment hereunder, and any amount due the Executive under clause (ii) of this paragraph shall be paid in accordance with the Discretionary Bonus Resolution; provided, however, that any unpaid Earnings Annual Bonus and Net Sales Annual Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's taxable year for which such Earnings Annual Bonus and Net Sales Annual Bonus is due. In addition, the Company may, at its option, cancel the Executive's unexercised stock op ions and terminate Executive's unexercised stock options;
(ii) repurchase all shares of common stock owned by Executive, at his cost, payable over ten (10) years; (iii) require the repayment in cash within thirty
(30) days after termination of Executive's employment, any "signing bonus" paid to Executive.

         (i) Termination of Obligations of the Company Upon Payment of Compensation. Upon payment of the amount, if any, due the Executive pursuant to the preceding provisions of this Section, the Company shall have no further obligation to the Executive under this Agreement.

         1.8 Protective Covenants. The Executive recognizes that his employment by the Company is one of the highest trust and confidence because (i) the Executive will become fully familiar with all aspects of the Company's business and that of its subsidiaries during the period of his employment with the Company, (ii) certain information of which the Executive will gain knowledge during his employment is proprietary and confidential information which is of special and peculiar value to the Company or its subsidiaries, and (iii) if any such proprietary and confidential information were imparted to or became known by any person, including the Executive, engaging in a business in competition with that of the Company or its subsidiaries, hardship, loss and irreparable injury and damage could result to the Company or its subsidiaries, the measurement of which would be difficult if not impossible to ascertain. The Executive acknowledges that any and all inventions, improvements, discoveries, formulae, processes, products or designs developed by the Executive alone or in conjunction with others in connection with the Company's business during the term of the Executive's employment with the Company ("Proprietary Information") shall be the sole and absolute property of the Company in perpetuity, that the Executive shall promptly disclose such Proprietary Information to the Company, and the Executive shall have no right, title or interest therein or to receive additional monies therefor, regardless of whether development occurred during working hours or any other time during the term of the Executive's employment with the Company. The Executive shall assist the Company in obtaining patents on all such Proprietary Information deemed patentable by the Company and shall execute all documents necessary to obtain such patents and to vest the Company with full and extensive title to the patents and to protect the patents against infringement by others. For purposes of this Agreement, an invention shall be deemed to have been made during the period of the Executive's employment if, during such period, the invention was conceived or first actually reduced to practice, and the Executive agrees that any patent application filed by the Executive within one (1) year after a termination of the Executive's employment with the Company shall be presumed to relate to an invention made during the term of the Executive's employment with the Company unless the Executive can establish the contrary. The Executive further acknowledges that the Company or its subsidiaries has developed unique skills, concepts, sales presentations, marketing programs, marketing strategy, business practices, methods of operation, trademarks, licenses, technical information, Proprietary Information, computer software programs, tapes and discs concerning its operations systems, customer lists, customer leads, documents identifying past, present and future customers, hiring and training methods, investment policies, financial and other confidential and proprietary information concerning its operations and expansion plans ("Trade Secrets"). Therefore, the Executive agrees that it is necessary for the Company to protect its business and that of its subsidiaries from such damage, and the Executive further agrees that the following covenants constitute a reasonable and appropriate means, consistent with the best interest of both the Executive and the Company, to protect the Company or its subsidiaries against such damage and shall apply to and be binding upon the Executive as provided herein:

         (a) Trade Secrets. The Executive recognizes that his position with the Company is one of the highest trust and confidence by reason of the Executive's access to and contact with certain Trade Secrets of the Company and its subsidiaries. The Executive agrees and covenants to use his best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets of the

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Company and its  subsidiaries.  The Executive further agrees and covenants that, except as may be required by the Company in connection with this Agreement, or with the prior written consent of the Company, the Executive shall not, either during the term of this Agreement or thereafter, directly or indirectly, use for the Executive's own benefit or for the benefit of another, or disclose, disseminate,  or  distribute  to  another,  any  Trade  Secret  (whether  or not acquired, learned, obtained, or developed by the Executive alone or in conjunction with others) of the Company or its subsidiaries or of others with whom the Company or its subsidiaries has a business relationship. All memoranda,
notes,  records,  drawings,   documents,  or  other  writings  whatsoever  made,
compiled, acquired, or received by the Executive during the term of this Agreement, arising out of, in connection with, or related to any activity or business of the Company or its subsidiaries, including, but not limited to, the customers, suppliers, or others with whom the Company or its subsidiaries has a business relationship, the arrangements of the Company or its subsidiaries with such parties, and the pricing and expansion policies and strategy of the Company or its subsidiaries, are, and shall continue to be, the sole and exclusive property of the Company or its subsidiaries, as applicable, and shall, together with all copies thereof and all advertising literature, to be returned and delivered to the Company by the Executive immediately, without demand, upon the termination of this Agreement, or at any time upon the Company's demand.

         (b) Restriction on Soliciting Customers of the Company and its Subsidiaries. The Executive covenants that for a period of twenty-four (24) months following the termination of this Agreement, he will not, either directly or indirectly, (i) disclose or otherwise make known to any person or entity the names and addresses of any of the customers of the Company, or (ii) call on, solicit, or take away, or attempt to call on solicit or take away any of the customers of the Company or its subsidiaries with whom he became acquainted during his employment with the Company, either for himself or for any other person, firm, corporation or other entity.

         (c) Covenant Not to Compete. In the event this Agreement is terminated pursuant to the provisions of Section 1.6(c) hereof, the Executive hereby covenants and agrees that for a period of twelve (12) months following the termination of his employment hereunder, he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, shareholder (other than through ownership of public traded capital stock of a corporation which represent less than five percent (5%) of the outstanding capital stock of such corporation), corporate officer, director, investor, financier or in any other individual or representative capacity, engage or participate in any business located in a county in which the Company or any of its subsidiaries is doing business as of the date of termination of the Executive's employment hereunder which is competitive with the business of the Company or any of its subsidiaries as of such date.

         (d) Survival of Covenants. Each covenants of the Executive set forth in this Section 1.8 shall survive the termination of this Agreement and shall be construed as an agreement independent of any other provision of this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of said covenant.


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         (e)  Remedies.  In the  event of  breach  or  threatened  breach by the
Executive of any provision of this Section 1.8, the Company shall be entitled to relief by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to other legal and equitable relief to which it may be entitled, including any and all monetary damages which the Company may incur as a result of said breach, violation or threatened breach or violation. The Company may pursue any remedy available to it concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.

         The Executive hereby acknowledges that the Executive's agreement to be bound by the protective covenants set forth in this Section 1.8 was a material inducement for the Company entering into this Agreement and agreeing to pay the Executive the compensation and benefits set forth herein.

         1.9 Merger or Acquisition. In the event the Company should consolidate, or merge into another corporation, or transfer all or substantially all of its assets to another entity, or divide its assets among a number of entities, this Agreement shall continue in full force and effect. The Company will require any and all successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree pursuant to an appropriate written assumption agreement to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such successor shall be a breach of this Agreement and shall entitle the Executive to terminate his employment and this Agreement for Good Reason. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the assumption agreement provided for in this Section 1.9 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         1.10 Reimbursement of Employee Expenses. The Executive is authorized to incur ordinary, necessary and reasonable expenses in connection with the performance of his duties and responsibilities under this Agreement and for the promotion of the business and activities of the Company during the term hereof, including, without limitation, expenses for necessary travel and necessary travel and entertainment and other items of expenses required in the normal and routine course of the Executive's employment hereunder. The Company will reimburse the Executive from time to time for all such business expenses incurred pursuant to and in conformity with the provisions of this Section provided that the Executive presents to the Company:

                  (a) An account book in which the Executive recorded at or near the time each expenditure was made; (i) the amount of the expenditures, (ii) the time, place and designation of the type of entertainment and travel or other expenses, or the date and description of the gift (gifts made to one individual are not to exceed a total of Twenty-Five and No/100 Dollars ($25.00) in any taxable year); (iii) the business reason for the expenditure and the nature of the business benefit derived or expected to be derived as the result of the expenditure; and (iv) the names, occupations, addresses and other information concerning each person who was entertained or given a gift sufficient to establish the business relationship to the Company; and

                  (b) Documentary evidence (such as receipts or paid bills) which state sufficient information to establish the amount, date, place and essential character of the expenditure, for such expenditure (i) of Twenty-Five and No/100 Dollars ($25.00) or more except for transportation charges if not readily available) and (ii) for lodging or traveling away from home.

                               GENERAL PROVISIONS

         2.1 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date deposited in a receptacle maintained by the United States Postal Service for such purpose, postage prepaid, by certified mail, return receipt requested, addressed to the respective parties as follows:

         If to the Executive:                        Mr. Mark Honigsfeld
                                                     969 East End
                                                     Woodmere, New York 11598

         If to the Company:                          Compu-Dawn, Inc.
                                                     77 Spruce Street
                                                     Cedarhurst, New York 11516

Either party hereto may designate a different address by providing written notice of such new address to the other party hereto.

         2.2 Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

         2.3 Waiver, Modification. and Integration. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party. This instrument contains the entire agreement of the parties concerning employment and supersedes all prior and contemporaneous representations, understandings and agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and all such prior or contemporaneous representations, understandings and agreements, both oral and written, are hereby terminated. The terms of this Agreement may not be modified, altered or amended except by written agreement of the Executive and the Company, subject to the prior approval of the Board of Directors of the Company.

         2.4 Binding Effect. This Agreement shall be binding and effective upon the Company and its successors and permitted assigns, and upon the Executive, his heirs and representatives; provided, however, that the Company shall not assign this Agreement without the written consent of the Executive.

         2.5 Choice of Law and Venue. The parties agree that this Agreement is made and entered into in Nassau County, New York and shall be governed by and construed in accordance with the laws of the State of New York, and that any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with or by reason of this Agreement shall be brought in the applicable state court in and for Nassau County, New York which Courts shall be the exclusive courts or jurisdiction and venue.

         2.6 Representation of Executive. The Executive hereby represents and warrants to the Company that he has not previously assumed any obligations inconsistent with those contained in this Agreement. The Executive further represents an~ warrants to the Company that the Executive has entered into this Agreement pursuant to his own initiative and that the Company did not induce the Executive to execute this Agreement in contravention of any existing commitments. The Executive acknowledges that the Company has entered into this Agreement in reliance upon the foregoing representations of the Executive.

         2.7 Independent Counsel. The Company has been presented by ROBERT H. SOLOMON, ESQ. The Executive has been represented by Ira Sturm, Esq.
Each has made his or its own determination with respect to counsel without coercion from the other. Each has thoroughly reviewed the provisions of this Agreement and all matters concerning the consulting with the benefit of independent counsel.

         2.8 Arbitration Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in Nassau County, New York under the rules of the American Arbitration Association. Judgment upon the award may be entered in any court having jurisdiction and the arbitrator(s) are specifically authorized to award the prevailing party in such arbitration all reasonable attorney's fees, expenses and costs of arbitration.

         2.9 Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written effective as of the Effective Date.

                                          COMPU-DAWN, INC.


                                        BY:/s/ Dong Lew
                                           -------------------------
                                           DONG LEW, PRESIDENT

                                           EXECUTIVE:

                                           /s/ Mark Honisgfeld
                                           ---------------------------
                                           MARK HONIGSFELD

Attest

/s/ Louis Libin
-------------------
Assistant Secretary


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